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                                                                   Exhibit 10(h)




              THE PHARMACIA & UPJOHN, INC. ANNUAL INCENTIVE PLAN


                 1.       Purpose of the Plan.

                 The purpose of the Pharmacia & Upjohn, Inc. Annual Incentive Plan (the "Plan") is to provide additional incentives and rewards to officers, executives and key employees who contribute to the success of the Company and its subsidiaries by their invention, ability, industry, loyalty or exceptional service, through making them participants in that success; and to attract and retain employees of outstanding skill and competence.

                 2.       Definitions.

                 Unless otherwise required by the context, the terms used in the Plan shall have the meanings set forth in this Section 2.

                 2.01 "Beneficiary", as applied to a Participant, means a person or entity (including a trust or the estate of the Participant) designated to receive any earned but unpaid Incentive Compensation Award in the event of the death of the Participant pursuant to rules of general application adopted by the Incentive Committee, in a written document executed by the Participant in such form as shall be approved by the Incentive Committee. If there shall not be any living person or any entity in existence so designated,
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the term "Beneficiary" shall mean the Participant's personal representative or estate.

                 2.02     "Board" means the Board of Directors of the Company.

                 2.03 "Cause" means (1) a material breach by the Employee of the duties and responsibilities of the Employee (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the willful commission by the Employee of illegal conduct which is materially and demonstrably injurious to the Company. The determination of Cause shall be made by the Board. Cause shall not exist unless and until the Company has delivered to the Employee a copy of a resolution duly adopted by three-quarters (3/4) of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in this Section and specifying the particulars thereof in detail. For the






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purposes of clause (1) above, any act, or failure to act, by the Employee based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interest of the Company.

                 2.04 "Change in Control" means (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control:
(A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a reorganization,





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merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section shall be satisfied; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of an acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                 (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's





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stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

                 (3) approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were





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the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the





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execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

                 (4) (i) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company),





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or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).

                 2.05 "Company" means Pharmacia & Upjohn, Inc., a Delaware corporation.

                 2.06 "Compensation Year" means a fiscal year of the Company for which the Plan is in effect.

                 2.07 "Disability" means, with respect to a Participant, a determination by the Incentive Committee that such Participant has become "disabled" within the meaning of the Company's long-term disability plan then in effect.

                 2.10 "Eligible Employee" means an officer of the Company or other salaried key Employee.




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                 2.11     "Employee" means an individual employed by the
Company or a subsidiary of the Company.

                 2.12 "Incentive Committee" means the Compensation Committee of the Board.

                 2.13 "Incentive Compensation Award" means an award of incentive compensation granted from time to time under the Plan.

                 2.14 "Participant" means, as applied to a Compensation Year, each Employee selected by the Incentive Committee for such Compensation Year pursuant to the provisions of Section 4 of the Plan.

                 2.15 "Plan" means the Pharmacia & Upjohn, Inc. Annual Incentive Plan, as it may be amended from time to time.

                 2.16 "Retirement" means the retirement of a Participant at or following the attainment of age sixty five (65).

                 2.17 "Supplemental Award" means the amount established by the Incentive Committee, in its sole discretion, pursuant to Section 4.01(b) of the Plan, that may be paid in addition to any Target Awards that become payable to a Participant.

                 2.18 "Target Award" means the amount established by the Incentive Committee annually as a bonus that may be paid based upon the achievement of business, divisional or





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individual performance awards or other criteria approved by the Incentive
Committee for each Participant.

            3.    Administration.

            3.01  The Plan shall be administered by the Incentive Committee.

            3.02 At all meetings of the Incentive Committee, a majority of all the members of the Incentive Committee shall be necessary and sufficient to constitute a quorum. Any action taken or recommendation made by the Incentive Committee shall require the affirmative vote of a majority of all the members of the Incentive Committee. The Incentive Committee may act or recommend by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by a majority of all the members of the Incentive Committee, and any such written determination shall be as fully effective as a majority vote at a meeting.

            3.03 The Incentive Committee may establish and from time to time amend rules and regulations of general application for the administration of the Plan, subject to the provisions thereof. The Company shall pay such compensation, if any, for the services of the members of the Incentive Committee and such of their expenses, if any, and any other expenses of the Plan as the Board may from time to time approve. The Incentive Committee may employ counsel





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whose reasonable compensation and expenses shall be paid by the Company.

            3.04 The Incentive Committee shall keep an accurate and complete record of its proceedings. Subject to the provisions of the Plan, it shall conduct its business and hold its meetings as determined by it from time to time, and shall adopt, and may from time to time amend, its own rules of procedure. The Incentive Committee may elect a secretary and such assistant secretaries as it shall deem necessary who may, but need not, be members of the Incentive Committee.

            3.05 The Incentive Committee shall have full power and discretion to administer, construe and interpret the Plan. Any action taken or decision made under the respective provisions of the Plan by the Company, the Board and the Incentive Committee, arising out of or in connection with the administration, construction, interpretation or effect of the Plan, or recommendations in accordance therewith, or of any rules and regulations adopted thereunder, shall in each case lie within its discretion and shall be conclusive and binding on the Company and its stockholders, all members of the Incentive Compensation, all Participants and Beneficiaries and all other persons.

            3.06 In the administration of the Plan, the Incentive Committee may, with respect to any earned but





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unpaid Incentive Compensation Award under the Plan, accelerate payment of such award in the case of the death or Disability of a Participant or of unforeseen circumstances deemed by the Incentive Committee in the reasonable exercise of its discretion to constitute hardship.

            3.07 Notwithstanding anything in this Section 3 or in any other provision of the Plan to the contrary, the Incentive Committee may grant authority to the chief executive officer of the Company to assume the responsibilities and duties of the Committee described in this Section 3 and in
Section 4 with respect to Incentive Awards to employees of the Company who are not officers, and to assume the authority of the Committee with respect to such Incentive Awards in each of the sections of the Plan which set forth the authority of the Committee in determining eligibility for Incentive Awards and the terms of Incentive Awards.

            4.    Incentive Compensation Awards.

            4.01  Determinations by Incentive Committee and Auditors.

            (a) Prior to each Compensation Year, the Incentive Committee shall select the Participants in accordance with Section 4.02 below and shall establish the Target Award for each Participant. The Incentive Committee in its discretion may adopt corporate, divisional or





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individual performance objectives or other criteria that may be used as the basis for the payment of a Participant's Target Award, or a percentage thereof.

            (b) As soon as practicable after the end of each Compensation Year, the independent accounting firm employed by the Company as its auditors shall determine and report the results of operations and financial condition of the Company and any of its relevant subsidiaries, divisions or businesses for such Compensation Year. The Incentive Committee shall determine the percentage of each Participant's Target Award that has been earned by each such Participant on the basis of the auditor's report, relative to objectives that may have been adopted by the Incentive Committee prior to such Compensation Year, and on the basis of the achievement of personal performance objectives or other criteria established by the Incentive Committee.

            (c) At any time after the end of the Compensation Year, the Incentive Committee may select one or more Participants who have received all or a portion of their Target Awards whom it determines to have made an extraordinary contribution to the Company during the Compensation Year, and may grant to each such Participant a Supplemental Award. Payment of each Supplemental Award shall be made at the same time and in the same manner as the Participant's Target Award for the Compensation Year, and





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shall be subject to any election made by such Participant under Section 4.04 with respect to the Incentive Compensation Award of such Participant for such Compensation Year. A Participant's Incentive Compensation Award under the Plan for any Compensation Year shall consist of such Participant's Target Award, or a percentage thereof, plus such Participant's Supplemental Award.

            4.02  Participation.

            (a) The Participants for any Compensation Year shall consist of such Employees of the Company and its subsidiaries, including officers, division heads and other executives and key employees as the Incentive Committee may select for such Compensation Year in the manner hereinafter provided.

            (b) An Employee shall be eligible for selection as a Participant for a Compensation Year only if employed by the Company or a subsidiary at the beginning of such Compensation Year and only if he shall meet such standards (which may differ with respect to Employees in different countries or locations) as the Incentive Committee may from time to time determine. A change in the standards qualifying an Employee for participation in the Plan, made by the Board during a Compensation Year, shall not be made applicable to the Participants for such Compensation Year





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but shall be applicable only with respect to a succeeding Compensation Year.

            (c) The selection of Participants, and the establishment of their Target Awards, shall be made by the Incentive Committee (after such consultation with and consideration of the recommendations of management as the Incentive Committee considers desirable). The Incentive Committee shall advise the Board of its selections and shall notify each Employee of his selection, his Target Award and of any corporate, divisional or individual performance objectives or other criteria that will determine whether the Target Award or a percentage thereof will be paid to him. The Incentive Committee shall also furnish each such Employee with a copy of the Plan or a summary thereof.

            4.03  Payment of Incentive Compensation Awards.

            (a) As promptly as practicable after receiving notice, pursuant to Section 4.01(b) above, of the results of the operations and financial condition of the Company and any of its relevant subsidiaries, divisions or businesses for a Compensation Year, the Incentive Committee shall determine whether (or to what extent) the Target Award for each Participant shall be payable and shall make Incentive Compensation Awards for such Compensation Year pursuant to Sections 4.01 and 4.02.





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            (b)   If the employment of a Participant shall have terminated
during a Compensation Year for any reason, other than (i) termination by the Company or a subsidiary for Cause; (ii) termination by the Participant for the purpose of assuming employment with a competitor of the Company or a subsidiary; or (iii) termination following a Change in Control during the Compensation Year in which a Change in Control occurs, the Incentive Committee may in its discretion grant an Incentive Compensation Award to such member, not exceeding the total amount such member would have received if employed throughout the entire Compensation Year. Such determination shall be made and reported to the Board prior to the end of such Compensation Year (or as soon as practicable thereafter).

            Any Participant who is terminated by the Company or a subsidiary for Cause or who terminates for the purpose of assuming employment with a competitor of the Company or a subsidiary shall receive no payment or award with respect to the Compensation Year in which he terminates.

            In the event the employment of a Participant shall be terminated (other than by (i) the Company or a subsidiary for Cause or (ii) on account of death, Disability or Retirement) following a Change in Control during the Compensation Year in which a Change in Control occurs, notwithstanding any other provisions of the Plan, an award





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to or for such Participant shall be made in an amount equal to at least that portion of his Target Award determined by multiplying his Target Award by the fraction determined by dividing the number of days elapsed since the beginning of the Compensation Year until his date of termination by 365. The Committee may, in its discretion, grant an award of up to 100% of Target Award to any such Participant.

            4.04  Time and Form of Payment of Incentive Compensation Award.

            (a) Subject to Section 4.04(b), each Incentive Compensation Award shall be paid in cash in full as soon as practicable after the award shall have been made; provided, however, that the Incentive Committee may determine, in its sole discretion, to permit the payment of Incentive Compensation Awards to be made in installments, as deemed appropriate by the Incentive Committee.

            (b) A Participant may elect in respect of a Compensation Year, pursuant to procedures established by the Incentive Committee, that an Incentive Compensation Award payable for a Compensation Year be deferred and be paid in one (1) lump sum cash payment as soon as practicable following the end of the calendar year of the Participant's Retirement; provided, however, that no Incentive Compensation Award for the Compensation Year in which Retirement occurs shall be paid earlier than when such award





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would otherwise be paid pursuant to the Plan.  Each such election so made shall be in all respects irrevocable and binding upon the Participant and his Beneficiary unless, in its sole discretion, the Incentive Committee permits such election to be revoked due to the Participant's demonstration of hardship.

            (c) The dollar amount of an Incentive Compensation Award which is paid pursuant to installments under Section 4.04(a) or pursuant to deferral election under Section 4.04(b) shall be credited with interest equivalents to the extent that such amount has not been distributed. Such interest equivalents shall be credited at such rate or rates as the Incentive Committee shall determine from time to time.

            (d) In case of the death of a Participant, any Incentive Compensation Award payable to the Participant shall be paid to his Beneficiary in a single payment as soon as practicable after the Participant's death.

            4.05  Amendment; Termination.

            The Board may amend, suspend or terminate the Plan at any time, provided that no amendment or termination shall be effective that would adversely affect the rights of a Participant with respect to an Incentive Compensation Award (including any established Target Award) granted prior to





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such amendment or termination, without such Participant's written consent.

            4.06  Miscellaneous.

            (a) No Employee, Participant, Beneficiary, or person claiming under or through any of them, nor any other person shall have any right or interest, whether vested or otherwise, in the Plan or its continuance, or in or to the payment of any Incentive Compensation Award under the Plan unless and until all of the terms, conditions and provisions of the Plan that affect such award and its payment shall have been fully complied with as specifically provided in the Plan and the rules and regulations of the Incentive Committee thereunder. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature.

            (b) The interpretation and construction of the Plan shall be governed by and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws.

            (c) Appropriate provision shall be made for all taxes required to be withheld from Incentive Compensation Awards under applicable laws, whether Federal, state or local and whether domestic or foreign, including without limitation, the withholding of payment of all or a portion of Incentive Compensation Awards.





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            (d)  The Plan shall be effective as of November 1, 1995.





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